Pioneer Power Solutions, Inc. 8-K

Exhibit 99.1

Pioneer Reports Fourth Quarter and Full Year 2016 Financial Results

Company Achieves Profitability Guidance, Delivers $7.4 Million Improvement in Operating Income vs. Full Year 2015;

Year-End Backlog of $38.6 Million Reinforces Expectation of Significantly Improved Profitability in 2017

Fort Lee, NJ, March 9, 2017 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) ("Pioneer" or the "Company"), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced its financial results for the fourth quarter and full-year periods ended December 31, 2016.

Full-Year 2016 Results:

●	Revenue of $114.4 million, an increase of 7.4% year-over-year
●	Gross margin of 21.8%, up year-over-year from 20.4% in 2015
●	Operating income of $2.1 million, inclusive of $2.4 million in non-recurring charges related to restructuring and integration charges compared to an operating loss of $(5.3) million, inclusive of $5.6 million in non-recurring charges related to restructuring and integration efforts, in 2015
●	Net loss of $(569,000) compared to $(5.9) million in the year-ago period
●	Adjusted EBITDA* of $8.8 million compared to $3.8 million in the year-ago period, within the guidance range
●	Backlog increased 34.5% year-over-year to $38.6 million

Fourth Quarter 2016 Results:

●	Revenue of $28.5 million, an increase of 8.6% over the prior year quarter
●	Gross margin of 21.0% compared to 23.2% in Q4 2015
●	Operating loss of $(1.6) million compared to $(1.2) million in Q4 2015
●	Net loss of $(1.7) million compared to $(1.3) million in Q4 2015
●	Adjusted EBITDA* of $2.6 million compared to $1.9 million in Q4 2015

Nathan Mazurek, Pioneer's Chairman and Chief Executive Officer, said, “This was a highly successful year for Pioneer, benefitting from our continued penetration of fast-growing market segments and our ongoing initiatives to consolidate operations and enhance margins. We delivered a $7.4 million improvement in operating income, and annual adjusted EBITDA was well within our guidance range. In total, we grew our adjusted EBITDA by approximately $5 million for the year, a stable baseline from which we plan to deliver continued profitable growth. These improvements exclude any contribution from the oil and gas sector. We increased sales by 7.4% driven by our growing service business, expanded presence in emerging market segments like distributed generation/microgrid and the incremental contribution from data center equipment customers and other new customers. Looking toward 2017, we expect to see the benefit of increased infrastructure spending, such as Keystone and Dakota pipelines, high-speed electric rail projects and other mass transit projects, and seaport expansion, on top of our solid base of business, we anticipate a meaningful increase in profitability in 2017.”

Revenue

Total revenue for the three-month period ended December 31, 2016 increased to $28.5 million, up 8.6% compared to $26.3 million for the fourth quarter of 2015. The increase was the result of increased sales of dry type transformer products, typically utilized for commercial construction and industrial applications, data center expansions and mobile power, as well as custom switchgear products for applications for supermarket chains, waste water treatment plants and U.S. Embassy projects around the world. For the 12 months ended December 31, 2016, total consolidated revenue increased by $7.9 million, or 7.4%, to $114.4 million, up from $106.5 million for the 12 months ended December 31, 2015.

Gross Margin

For the fourth quarter of 2016, gross margin was 21.0% of revenues, as compared to 23.2% for the fourth quarter of 2015. For the 12 months ended December 31, 2016, Pioneer’s gross profit was $24.9 million, or 21.8% of revenues, up 14.4% compared to the $21.8 million, or 20.4% gross margin, for the year-ago period. The decrease in gross margin was related to operational challenges in switchgear manufacturing and lower margin switchgear sales during the period.

Operating Income (Loss)

Fourth quarter operating loss was $(1.6) million compared to $(1.2) million for the same period last year. For the 12 months ended December 31, 2016, operating income was $2.1 million compared to an operating loss of $(5.3) million for the prior year.

Adjusted EBITDA*

For the quarter ended December 31, 2016, there were approximately $2.6 million of non-recurring expenses, including $2.2 million in restructuring and integration charges. For the quarter ended December 31, 2015, there were approximately $3.2 million of non-recurring expenses, including $2.1 million in restructuring and integration charges. The fourth quarter of 2016 and 2015 included non-cash expenses consisting of depreciation, amortization of acquisition intangibles, and stock-based compensation for employee and director stock options of $800,000 and $867,000, respectively.

The Company’s Adjusted EBITDA for the quarter ended December 31, 2016 was approximately $2.6 million compared to $1.9 million in the same quarter last year. For the 12 months ended December 31, 2016, the Company’s Adjusted EBITDA was $8.8 million, as compared to $3.8 million last year. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

* Note: Pioneer has presented non-GAAP measures such as Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company's performance. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

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Income taxes

Pioneer’s effective income tax rate for the fourth quarter of 2016 was 117% of earnings before tax, as compared to 47% for the same quarter last year. For the 12 months ended December 31, 2016, the effective income tax rate was 200% of earnings before tax, as compared to 31% for the same period last year. The increase in Pioneer’s effective income tax rate during 2016 resulted from recording the reconciliation of the Company’s prior year income tax returns to the financial statements, an audit of the Company’s previously filed income tax returns in Canada, and the permanent benefit resulting from the abatement of payroll tax penalties. Excluding these items, the Company’s tax rate would have been 19% for the year ended December 31, 2016.

Net Earnings and Earnings Per Diluted Share

The Company generated a net loss of $(1.7) million and $(569,000) for the three and 12 months ended December 31, 2016, respectively, as compared to $(1.3) million and $(5.9) million during the three and 12 months ended December 31, 2015. Net loss per basic and diluted share for the three and 12 months ended December 31, 2016 were $(0.19) and $(0.07), respectively, as compared to $(0.18) and $(0.76) for the three and 12 months ended December 31, 2015, respectively.

On a non-GAAP basis, the Company reported net earnings of approximately $1.8 million in the fourth quarter of 2016, or $0.21 per diluted share, as compared to $1.3 million, or $0.15 per diluted share for the quarter ended December 31, 2015. For the 12 months ended December 31, 2016, non-GAAP earnings were $6.3 million, or $0.73 per diluted share, up from $2.8 million, or $0.36 per diluted share, for the 12 months ended December 31, 2015. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

Backlog

Order backlog at December 31, 2016 was $38.6 million compared to $28.7 million at December 31, 2015. Backlog is based on orders expected to be delivered in the future, most of which is expected to occur during the next 12 months.

2017 Outlook

The Company reaffirmed its full-year 2017 guidance which is based on expected business trends and the current composition of the order backlog, excluding the impact of any potential acquisitions, as their timing and investment levels cannot be known with certainty. In addition, this outlook excludes any significant fluctuations in foreign currency exchange rates. Pioneer's 2017 full-year guidance is based on a foreign currency exchange rate of 74 cents U.S. per Canadian Dollar, an effective tax rate at 28% and a share count of approximately 8.7 million shares. In addition, the impact of any restructuring and non-cash charges arising out of Pioneer's cost-optimization plans is excluded.

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For the full year 2017, the Company expects:

●	Revenue between $120 and $127 million
●	Net income between $3.5 and $4.1 million
●	Diluted EPS between $0.40 and $0.47 based on 8.7 million shares

This reflects non-GAAP results of:

●	Adjusted EBITDA of $10.0 million to $11.0 million
●	Non-GAAP EPS between $0.83 to $0.91

Conference Call Information

Management will host a conference call at 10 a.m. Eastern Time Friday, March 10, 2017, to discuss the results with the investment community. Details are as follows:

●	Confirmation code 8951049
●	Dial-in number (toll-free): 1-888-428-9480
●	Dial-in number (toll/international): 1-719-457-2643
●	Webcast link: http://public.viavid.com/index.php?id=123068

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company's principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 13 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

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Safe Harbor Statement:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company's ability to expand its business through strategic acquisitions, (ii) the fact that many of the Company's competitors are better established and have significantly greater resources, and may subsidize their competitive offerings, (iii) the Company's dependence on a few large customers for a material portion of its sales, (iv) the potential loss or departure of key personnel, (v) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company's results, (vi) market acceptance of existing and new products, (vii) restrictive loan covenants or the Company's ability to repay or refinance debt under its credit facilities that could limit the Company's future financing options and liquidity position and may limit the Company's ability to grow its business, (viii) general economic and market conditions, (ix) unanticipated increases in raw material prices or disruptions in supply, (x) the fact that the Company's Chairman controls a majority of the Company's combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (xi) reported material weaknesses in the Company's internal control over financial reporting, and (xii) the fact that future sales of large blocks of the Company's common stock may adversely impact the Company's stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

Tables Follow

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PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$246	$648
Accounts receivable, net	17,508	14,223
Inventories, net	26,528	17,663
Income taxes receivable	72	576
Prepaid expenses and other current assets	2,216	1,924
Total current assets	46,570	35,034
Property, plant and equipment, net	6,591	7,349
Deferred income taxes	5,405	3,642
Other assets	830	827
Intangible assets, net	8,168	9,956
Goodwill	9,972	10,068
Total assets	$77,536	$66,876

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$1,200	$1,923
Revolving credit facilities	17,689	9,874
Short term borrowings	3,973	—
Accounts payable and accrued liabilities	17,773	20,030
Current maturities of long-term debt and capital lease obligations	1,379	6,037
Income taxes payable	1,360	237
Total current liabilities	43,374	38,101
Long-term debt, net of current maturities	4,005	165
Pension deficit	172	63
Other long-term liability	892	372
Noncurrent deferred income taxes	2,400	781
Total liabilities	50,843	39,482
Stockholders’ equity
Preferred stock, par value $0.001; 5,000,000 shares authorized; none issued	—	—
Common stock, par value $0.001; 30,000,000 shares authorized; 8,699,712 shares issued and outstanding	9	9
Additional paid-in capital	23,215	23,153
Accumulated other comprehensive loss	(5,863)	(5,669)
Retained earnings	9,332	9,901
Total stockholders’ equity	26,693	27,394
Total liabilities and stockholders’ equity	$77,536	$66,876

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PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues	$28,513	$26,251	$114,402	$106,522
Cost of goods sold	22,514	20,156	89,500	84,753
Gross profit	5,999	6,095	24,902	21,769
Operating expenses
Selling, general and administrative	5,581	5,195	20,737	21,859
Restructuring, integration and impairment	2,226	2,138	2,426	5,577
Foreign exchange gain	(222)	(40)	(364)	(367)
Total operating expenses	7,585	7,293	22,799	27,069
Operating income (loss)	(1,586)	(1,198)	2,103	(5,300)
Interest expense	585	242	1,736	748
Other expense (income)	(759)	1,002	(205)	2,535
Income (loss) before taxes	(1,412)	(2,442)	572	(8,583)
Income tax (benefit) expense	242	(1,154)	1,141	(2,702)
Net loss	$(1,654)	$(1,288)	$(569)	$(5,881)

Net loss per common share:
Basic	$(0.19)	$(0.18)	$(0.07)	$(0.76)
Diluted	$(0.19)	$(0.18)	$(0.07)	$(0.76)

Weighted average common shares outstanding:
Basic	8,700	7,222	8,700	7,746
Diluted	8,700	7,222	8,700	7,746

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PIONEER POWER SOLUTIONS, INC.

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

	Three Months ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Reconciliation to Adjusted EBITDA and EPS
Net earnings (loss) (GAAP measure)	(1,654)	(1,288)	(569)	(5,882)
Interest expense	585	242	1,736	748
Income tax expense (benefit)	241	(1,154)	1,141	(2,702)
Depreciation and amortization	772	810	3,089	3,164
Restructuring, integration and impairment	2,226	2,138	2,426	5,577
Non-recurring expenses from strategic changes (a)	1,121	—	1,121	—
Stock based compensation	28	57	62	231
Other non-operating expenses (b)	(760)	1,049	(206)	2,703
Adjusted EBITDA (Non-GAAP measure)	2,559	1,854	8,800	3,839
Tax effects - 28% rate	(717)	(519)	(2,464)	(1,075)
Non-GAAP net earnings	$1,842	$1,335	$6,336	$2,764
Non-GAAP net earnings per diluted share	$0.21	$0.15	$0.73	$0.36
Weighted average diluted shares outstanding	8,700	8,692	8,700	7,746

(a) -  costs incurred prior to implementing the strategic changes to concentrate on service sales in Critical Power Solutions segment and medium voltage switchgear in the Transmission & Distribution Solutions segment.

(b) - costs incurred from penalties and interest for nonpayment of payroll taxes as well as professional fees and costs incurred in connection with business acquisition activities.

Some costs incurred in prior 2016 quarters were reclassified during the current quarter.

Tax Rate assumed to be 28%.

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Note: Pioneer has presented non-GAAP measures such as non-GAAP net earnings and Adjusted EBITDA because many of our investors use these non-GAAP measures to monitor the Company's performance. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company's operating performance.

Non-GAAP net earnings is defined by the Company as net earnings before amortization of acquisition-related intangibles, stock-based compensation, non-recurring acquisition costs and reorganization expense, impairments, other unusual gains or charges and any tax effects related to these items. The Company defines Adjusted EBITDA as net earnings before interest, income tax expense, depreciation and amortization, non-cash compensation and non-recurring acquisition costs and reorganization expenses and other non-recurring or non-cash items.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net earnings is set forth in the table above.

Amounts may not foot due to rounding.

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